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                                                                    Exhibit 21.1

                        SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary          State of Incorporation       Other Business Names
------------------          ----------------------       --------------------

1.    Glas-Craft, Inc.                      Indiana             ------
2.    American Chemical Co.                 Missouri            King Co.

                                                                King Adhesives

3.    Raven Lining Systems, Inc.            Missouri            ------
4.    Cohesant Technologies                 Ohio                ------
         of Ohio, Inc.

5.    Cohesant Export, Inc.                 Barbados            ------